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                                                                     Exhibit 4.4



                             XO COMMUNICATIONS INC.,



                    [NAME OF DEPOSITARY BANK], AS DEPOSITARY,

                                       AND


                        THE HOLDERS FROM TIME TO TIME OF

                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN



                                DEPOSIT AGREEMENT

                        RELATING TO [INSERT DESIGNATION]

                   PREFERRED STOCK OF XO COMMUNICATIONS, INC.

                                   DATED AS OF

                                  [INSERT DATE]




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                                TABLE OF CONTENTS

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ARTICLE I         DEFINITIONS....................................................................................1

ARTICLE II        FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK,  EXECUTION AND DELIVERY, TRANSFER,
                  SURRENDER AND  REDEMPTION OF RECEIPTS..........................................................2

         Section 2.1       Form and Transfer of Receipts.........................................................2

         Section 2.2       Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect Thereof.....4

         Section 2.3       Redemption of Preferred Stock.........................................................5

         Section 2.4       Registration of Transfer of Depositary Shares.........................................6

         Section 2.5       Split-ups and Combinations of Depositary Shares; Surrender of Receipts and
                           Withdrawal of Preferred Stock.........................................................6

         Section 2.6       [Conversion and Exchange of Preferred Stock...........................................7

         Section 2.7       Limitations on Execution and Delivery, Transfer, Surrender and Exchange of
                           Depositary Shares.....................................................................8

         Section 2.8       Lost Receipts, etc....................................................................8

         Section 2.9       Cancellation and Destruction of Surrendered Receipts..................................9

ARTICLE III       CERTAIN OBLIGATIONS OF HOLDERS OF DEPOSITARY SHARES AND THE COMPANY............................9

         Section 3.1       Filing Proofs, Certificates and Other Information.....................................9

         Section 3.2       Payment of Taxes or Other Governmental Charges.......................................10

         Section 3.3       Warranty as to Preferred Stock.......................................................10

         Section 3.4       Warranty as to Receipts..............................................................10

ARTICLE IV        THE DEPOSITED SECURITIES; NOTICES.............................................................10

         Section 4.1       Cash Distributions...................................................................10

         Section 4.2       Distributions Other than Cash, Rights, Preferences or Privileges.....................10

         Section 4.3       Subscription Rights, Preferences or Privileges.......................................11

         Section 4.4       Notice of Dividends, etc.; Fixing of Record Date for Holders of Depositary Shares....12

         Section 4.5       Voting Rights........................................................................12

         Section 4.6       Changes Affecting Deposited Securities and Reclassifications,
                           Recapitalizations, etc...............................................................13

         Section 4.7       Inspection of Reports................................................................13

         Section 4.8       Lists of Receipt Holders.............................................................13

         Section 4.9       Tax and Regulatory Compliance........................................................13
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
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         Section 4.10      Withholding..........................................................................13

ARTICLE V         THE DEPOSITARY, THE DEPOSITARY'S AGENTS,  THE REGISTRAR AND THE COMPANY.......................14

         Section 5.1       Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.....14

         Section 5.2       Prevention of or Delay in Performance by the Depositary, the Depositary's Agents,
                           the Registrar or the Company.........................................................14

         Section 5.3       Obligations of the Depositary, the Depositary's Agents, the Registrar
                           and the Company......................................................................15

         Section 5.4       Resignation and Removal of the Depositary; Appointment of Successor Depositary.......15

         Section 5.5       Corporate Notices and Reports........................................................16

         Section 5.6       Indemnification by the Company.......................................................16

         Section 5.7       Charges and Expenses.................................................................17

ARTICLE VI        AMENDMENT AND TERMINATION.....................................................................17

         Section 6.1       Amendment............................................................................17

         Section 6.2       Termination..........................................................................17

ARTICLE VII       MISCELLANEOUS.................................................................................18

         Section 7.1       Counterparts.........................................................................18

         Section 7.2       Exclusive Benefit of Parties.........................................................18

         Section 7.3       Invalidity of Provisions.............................................................18

         Section 7.4       Notices..............................................................................18

         Section 7.5       Depositary's Agents..................................................................19

         Section 7.6       Holders of Receipts Are Parties......................................................19

         Section 7.7       Governing Law........................................................................19

         Section 7.8       Inspection of Agreement..............................................................19

         Section 7.9       Headings.............................................................................19

EXHIBIT A:  Form of Depositary Receipt
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        DEPOSIT AGREEMENT dated as of ,[INSERT DATE] , among XO Communications,
Inc. , a Delaware corporation (the "Company"), [NAME OF DEPOSITARY BANK], a
[____________], as depositary (the "Depositary"), and the holders from time to time of the Receipts (as defined below) described herein.

        WHEREAS, it is desired to provide, as hereinafter set forth in this Agreement, for the deposit of [INSERT DESIGNATION OF PREFERRED SHARES], $.01 par value (the "Preferred Stock"), of the Company with the Depositary for the purposes set forth in this Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares (as defined below) in respect of the Preferred
Stock so deposited; and

        WHEREAS, the Receipts are to be substantially in the form of Exhibit A hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Agreement;

        NOW, THEREFORE, in consideration of the premises contained herein and such other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                              ARTICLE I DEFINITIONS


        The following definitions shall for all purposes, unless otherwise indicated or the context otherwise requires, apply to the respective terms used in this Agreement:

        "Certificate" shall mean the certificate of designations of rights and preferences of the Preferred Stock filed with the Secretary of State of the State of Delaware establishing the Preferred Stock as a series of preferred shares of the Company.

        "Company" shall mean XO Communications, Inc., a Delaware corporation, and its successors.

        "Depositary" shall mean [__________], a [__________], and any successor as Depositary hereunder.

        "Depositary Shares" shall mean Depositary Shares, each representing a [SPECIFY FRACTION] interest in a share of Preferred Stock and evidenced by a Receipt.

        "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.5.

        "Depositary's Office" shall mean the principal office of the Depositary in [LOCATION], at which at any particular time its depositary receipt business shall be administered.


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        "Receipt" shall mean one of the depositary receipts issued hereunder, whether in definitive or temporary form. [If Receipts are to be issued in
Book-Entry Form: If the context so requires, the term Receipt shall be deemed to include the DTC Receipt (as defined in Section 2.1 hereof)].

        "record holder" as applied to a Depository Share shall mean the person in whose name a Depositary Share is registered on the books of the Depositary maintained for such purpose.

        "Registrar" shall mean any bank or trust company that shall be appointed to register ownership and transfers of Receipts as herein provided.

        "Securities Act" shall mean the Securities Act of 1933.

            ARTICLE II FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK,
                 EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND
                             REDEMPTION OF RECEIPTS


    SECTION 2.1 Form and Transfer of Receipts. [Use bracketed portions only if Receipts are to be issued in Book-Entry Form:] [All] [A portion] of the Receipts shall initially be represented by one or more global receipts
(collectively, the "DTC Receipt") deposited with The Depository Trust Company
("DTC") and registered in the name of [Cede & Co.], a nominee of DTC. The
Depositary, or such other entity as is agreed to by DTC, may hold the DTC
Receipt as custodian for DTC. So long as the Receipts are eligible for book-entry settlement with DTC, except as provided for in Section 2.10 hereof, no person acquiring Depositary Shares with book-entry settlement through DTC shall receive or be entitled to receive physical delivery of the Receipts evidencing such Depositary Shares. Ownership of beneficial interests in the DTC
Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt, or
(ii) institutions that have accounts with DTC.]

        [If DTC subsequently ceases to make its book-entry settlement system available for the Receipts, the Company may instruct the Depositary regarding making other arrangements for book-entry settlement. In the event that the Receipts are not eligible for, or it is no longer necessary to have the Receipts available in, book-entry form, the Depositary shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. Such definitive Receipts shall be in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as hereafter provided.]

        The beneficial owners of Depositary Shares shall [, except as stated above with respect to Depositary Shares in book-entry form represented by the DTC Receipt,] be entitled to receive Receipts in physical, certificated form as herein provided.

        [The Receipts may be typewritten in the case of the DTC Receipts and otherwise shall, upon notice by the Company to the Depositary, be definitive
Receipts.] Definitive


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Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A hereto, with appropriate insertions, modifications and omissions, as hereinafter provided.
[If Receipts are to be issued in Book-Entry Form: The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system.] Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company or any holder of Preferred Stock, as the case may be, delivered for deposit in compliance with Section 2.2, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, modifications, omissions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary
Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the second to last paragraph of
Section 2.2, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary
Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor.
Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Preferred Stock deposited hereunder, as definitive Receipts.

        Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided. Receipts bearing the manual or facsimile signatures of individuals who were at any time proper officers of the Depositary or the Registrar, as the case may be, shall constitute adequate signatures hereunder, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Receipts or did not hold such offices on the date of delivery of such Receipts.

        Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares.

        Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Agreement as may be required by the Company or the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any governmental body, agency or commission, The Nasdaq
National Market ("Nasdaq"), or any stock exchange or over-the-counter market upon which the Preferred Stock, the Depositary Shares or the Receipts may be


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listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular
Receipts are subject.

        [Subject to any limitations set forth in a Receipt or in this Agreement,] title to Depositary Shares evidenced by a Depositary Share that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Depositary
Share shall be registered on the books of the Depositary as provided in Section
2.4, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Agreement and for all other purposes.

        The Depositary shall not lend any Preferred Stock deposited hereunder.

    SECTION 2.2    Deposit of Preferred Stock; Execution and Delivery of
Receipts in Respect Thereof. Subject to the terms and conditions of this Agreement, the Company or any holder of Preferred Stock may from time to time deposit shares of Preferred Stock under this Agreement by delivery to the Depositary of (i) a certificate or certificates for the shares of Preferred
Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, (ii) all certifications as may be required by the Depositary in accordance with the provisions of this Agreement, and (iii) a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited shares of Preferred Stock.

        Upon receipt by the Depositary of a certificate or certificates for the shares of Preferred Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon registration of such shares of Preferred Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares representing such shares of Preferred Stock and registered in such name or names as may be requested by such person or persons.

        Certificates in the name of the Depositary for the deposited shares of Preferred Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

        The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. [If Receipts are to be issued in Book-Entry
Form: The DTC Receipt shall provide that it shall evidence the aggregate amount of Depositary Shares from time to time indicated in the records of the Depositary and that the aggregate amount of Depositary Shares evidenced thereby may from


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time to time be increased or decreased by making adjustments on such records of the Depositary.]

        Other than in the case of splits, combinations or other reclassifications affecting the Preferred Stock, or in the case of dividends or other distributions of Preferred Stock, if any, there shall be deposited hereunder not more than [NUMBER] shares of Preferred Stock.

    SECTION 2.3 Redemption of Preferred Stock. Whenever the Company shall elect to redeem shares of Preferred Stock deposited hereunder in accordance with the provisions of the Certificate, if the Certificate provides for such redemption, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 40 nor more than 70 days' notice of the date of such proposed redemption of the Preferred Stock. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of any deposited shares of Preferred Stock to be redeemed, plus any accrued and unpaid dividends thereon, the Depositary shall redeem the number of Depositary Shares representing such shares of Preferred
Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the deposited shares of Preferred Stock to be redeemed, by first-class mail postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "Redemption
Date"), to the record holders of the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depository Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the shares of Preferred Stock represented by the Depositary Shares to be redeemed will cease to accumulate and that conversion rights, if any, in respect thereof will terminate at the close of business on such Redemption Date. In case less than all the outstanding
Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Company.

        Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the deposited shares of Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph) all dividends in respect of the deposited shares of Preferred Stock so called for redemption shall cease to accrue and accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to [SPECIFY FRACTION] of the redemption price per share paid in respect of the redeemed deposited shares of Preferred Stock plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the


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Redemption Date have accumulated on the shares of Preferred Stock to be so redeemed and have not theretofore been paid.

        If less than all the Depositary Shares evidenced by a single Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary a new Receipt evidencing the Depositary
Shares evidenced by such prior Receipt and not called for redemption, together with the redemption payment.

    SECTION 2.4 Registration of Transfer of Depositary Shares. Subject to the terms and conditions of this Agreement, the Depositary shall register on its books from time to time transfers of Depositary Shares upon any surrender of the Receipt or Receipts evidencing such Depositary Shares by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer [If Receipts are to be issued in Book-Entry
Form: ; provided, however, that except as otherwise provided herein or in any DTC Receipt, each Depositary Share evidenced by a DTC Receipt may be transferred only in whole and only to the Depositary, to another nominee of the Depositary, to a successor depositary, or to a nominee of a successor depositary]. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto. No service charge shall be made for any transfer of Depositary Shares, but the Company may require a payment of a sum to cover any stamp or other tax or other governmental charge that may be imposed in connection with such transfer.

    SECTION 2.5    Split-ups and Combinations of Depositary Shares; Surrender of
Receipts and Withdrawal of Preferred Stock. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of the Depositary Shares, and subject to the terms and conditions of this Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered. The Depositary shall give prompt notice of such action and the certificate numbers to the Registrar for the purposes of recording such split-up or consolidation.

        Any holder of a Receipt or Receipts representing a whole number of deposited shares of Preferred Stock may withdraw such shares of Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals; provided, that a holder of a Receipt or Receipts may not withdraw shares (or money and other property, if any, represented thereby) which have previously been called for redemption. [If
Receipts are to be issued in Book-Entry Form: If such holder's Depositary Shares are being held by DTC or its nominee pursuant to Section 2.1, such holder shall request, in accordance with Section 2.10, withdrawal from the book-entry system of the number of Depositary Shares specified in the preceding sentence.]
Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, [If shares of Preferred Stock are issued in Book-Entry Form: unless such shares of Preferred Stock are being held by DTC or its nominee in accordance with the terms of the Certificate, in which case the Depositary shall


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


register on its records the transfer of the shares of Preferred Stock represented by such Receipts to such holder]. Holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such shares of Preferred Stock hereunder or to receive Depositary Shares therefor. If a Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence in the aggregate a number of Depositary Shares in excess of the number of deposited Depositary Shares representing the number of whole shares of Preferred Stock to be so withdrawn, the Depositary shall at the same time, in addition to such whole number of shares of Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 2.3) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the shares of Preferred
Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

        Shares of Preferred Stock delivered pursuant to the preceding paragraph may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any governmental body, agency or commission, Nasdaq, or any stock exchange or over-the-counter market upon which the Preferred Stock may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular shares of Stock are subject.

        If the shares of Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the record holder of the Depositary Shares evidenced by the Receipt or Receipts being surrendered for withdrawal of the Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be properly endorsed or accompanied by a properly executed instrument of transfer.
No service charge shall be made for any transfer of Depositary Shares, but the Company may require a payment of a sum to cover any stamp or other tax or other governmental charge that may be imposed in connection with such transfer.

        Delivery of the shares of Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

    SECTION 2.6 [Conversion and Exchange of Preferred Stock. Upon a conversion or exchange of the Preferred Stock, the Depositary shall convert or exchange all of the Depositary Shares on the day that the related Preferred
Stock is so converted or exchanged. The Company hereby agrees to deposit with the Depositary the other preferred stock, Class A common stock or other securities into which the Preferred Stock is to be converted or for which it will be exchanged. Further, the Company agrees to accept the delivery of Receipts for the purpose of effecting conversions or exchanges of the Preferred
Stock utilizing the procedures set forth for delivery of certificates for the Preferred Stock pursuant to Section 2.2 hereof and in accordance with the terms and conditions of the Preferred Stock as provided in the Certificate. If the Depositary Shares represented by a Receipt or Receipts are to be converted or exchanged in part only, a new


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


Receipt or Receipts will be issued by the Depositary for the Depositary Shares not to be converted or exchanged. For this purpose, a holder of a Receipt or Receipts must surrender such Receipt or Receipts to the Company, in care of the Depositary at its office together with a duly completed and executed notice of conversion. In all cases the foregoing shall be conditioned upon compliance in full by the holders with the terms and conditions of the Preferred Stock as provided in the Certificate and of this Agreement. The Company and the Depositary will thereafter effect the cancellation of each Receipt surrendered for such conversion or exchange and of the related Preferred Stock as provided in the Certificate and this Agreement.

        Except as further specified in the Certificate, the exchange or conversion rate per Depositary Share will be equal to (i) the exchange rate or conversion rate per share of Preferred Stock, multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share; (ii) plus the total amount of money and any other property represented by the Depositary
Shares; and (iii) including all amounts paid by the Company for accrued and unpaid dividends on the Preferred Stock on the exchange or conversion date.]

    SECTION 2.7 Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Depositary Shares. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Depositary Share [or the exercise of any conversion right referred to in
Section 2.6] , the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to
it) of any charges or expenses payable by the holder of a Receipt pursuant to
Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with the rules and regulations of any governmental body, stock exchange, over-the-counter market or any applicable self regulatory body, including without limitation, the National Association of Securities Dealers, Inc. (the
"NASD") or such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Agreement.

        The deposit of shares of Preferred Stock may be refused, the delivery of Receipts against Preferred Stock may be suspended, the registration of transfer of Depositary Shares may be refused and the registration of transfer, surrender or exchange of outstanding Depositary Shares may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, stock exchange, over-the-counter market or any applicable self regulatory body, including, without limitation, the NASD or under any provisions of this Agreement.

    SECTION 2.8 Lost Receipts, etc. If any mutilated Receipt is surrendered to the Depositary, the Depositary shall execute and deliver in exchange therefor a new Receipt of like form and tenor in exchange and substitution for such mutilated Receipt. In case any Receipt shall be destroyed, lost or stolen, then, in the absence of notice to the Depositary that such Receipt has been acquired by a bona fide purchaser, the Depositary shall execute and deliver a Receipt to the holder thereof of like form and tenor in exchange and substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary and the Company of such destruction or loss or theft of


                                        8



such Receipt, of the authenticity thereof and of such holder's ownership thereof and (ii) the holder's furnishing the Depositary with indemnification satisfactory to such Depositary and the Company.

    SECTION 2.9 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so cancelled. [If Receipts are to be issued in Book-Entry Form: Any Receipt evidenced in book-entry form shall be deemed canceled when the Depositary has caused the amount of Depositary Shares evidenced by the DTC Receipt to be reduced in proportion to the number of Depositary Shares evidenced by the surrendered Receipt.]

    SECTION 2.10   [If Receipts are to be issued in Book-Entry Form:
Interchangeability of Book-Entry Receipts and Receipts in Physical, Certificated Form. Subject to the terms and conditions of this Agreement, upon receipt by the Depositary of written instructions from a DTC participant on behalf of any person having a beneficial interest in Depositary Shares evidenced by the DTC Receipt for the purpose of directing the Depositary to execute and deliver a Receipt in physical, certificated form evidencing such Depositary Shares, the Depositary shall follow the procedures set forth in the FAST Balance Certificate Agreement (as defined in the DTC Letter of Representations) (the "FAST Agreement") for the purpose of reducing the number of Depositary Shares evidenced by the DTC Receipt and, following such reduction, shall execute and deliver to or upon the order of the person or persons named in such order a Receipt or Receipts registered in the name or names requested by such person and evidencing in the aggregate the number of Depositary Shares equal to the reduction in the number evidenced by the DTC Receipt. The Depositary may require in such written instructions any certification or representations as it shall deem necessary to comply with applicable law.

        Subject to the terms and conditions of this Agreement, upon receipt by the Depositary of a Receipt or Receipts in physical, certificated form, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Depositary, including any required certifications, and together with written instructions directing the Depositary to adjust its records to reflect an increase in the aggregate amount of Depositary Shares evidenced by the DTC Receipt (including, without limitation, information regarding the DTC participant account to be credited with such increase), and upon payment of the fees and expenses of the Depositary, the Depositary shall cancel such Receipt or Receipts in physical, certificated form and shall follow the procedures set forth in the FAST Agreement for the purpose of reflecting such increase in the number of Depositary Shares evidenced by the DTC Receipt.]


                   ARTICLE III CERTAIN OBLIGATIONS OF HOLDERS
                      OF DEPOSITARY SHARES AND THE COMPANY

    SECTION 3.1 Filing Proofs, Certificates and Other Information. Any holder of a Depositary Share may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Depositary Shares or the withdrawal of the shares of Preferred Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

    SECTION 3.2 Payment of Taxes or Other Governmental Charges. Holders of Depositary Shares shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Depositary Share or any withdrawal of shares of Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by Receipts may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the shares of Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipts and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Depositary Shares remaining liable for any deficiency.

    SECTION 3.3 Warranty as to Preferred Stock. The Company hereby represents and warrants that the shares of Preferred Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of any shares of Preferred Stock and the issuance of Receipts.

    SECTION 3.4 Warranty as to Receipts. The Depositary hereby represents and warrants that the Receipts, when issued, will be legal, valid and binding obligations of the Depositary, enforceable against the Depositary in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by general equity principles. Such representation and warranty shall survive the deposit of the Preferred Stock and the issuance of the Receipts.

                  ARTICLE IV THE DEPOSITED SECURITIES; NOTICES

    SECTION 4.1 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on deposited shares of Preferred Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares then outstanding.

    SECTION 4.2 Distributions Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon deposited shares of Preferred Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Depositary Shares as provided by Section 4.1 in the case of a distribution received in cash. The Depositary shall have the right, prior to making any distribution of such securities, to require the Company to provide an opinion of counsel stating that such securities have been registered under the Securities Act or do not need to be so registered.

    SECTION 4.3 Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names the shares of Preferred Stock are recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Depositary Shares in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Depositary Shares by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Depositary Shares who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws and the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the record holders of Depositary Shares entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Depositary shall have the right, prior to making any distribution of any such rights, preferences or privileges, to require the Company to provide an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be so registered.

        If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Depositary Shares to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its reasonable best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

        If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

    SECTION 4.4 Notice of Dividends, etc.; Fixing of Record Date for Holders of Depositary Shares. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of shares of Preferred Stock are entitled to vote or of which holders of shares of Preferred Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Stock) for the determination of the holders of Depositary Shares who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

    SECTION 4.5 Voting Rights. Upon receipt of notice of any meeting at which the holders of shares of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Shares a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Depositary Shares on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum whole number of shares of Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all action as it deems necessary in order to enable the Depositary to vote such shares of Preferred Stock or cause such shares of Preferred Stock to be voted. In the absence of specific instructions from the holder of Depositary Shares, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such shares of Preferred Stock unless directed to the contrary by the holders of all the Depositary Shares) to the extent of the number of shares of Preferred Stock represented by such Depositary Shares.

    SECTION 4.6 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of the Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Company in (x) the fraction of any interest represented by one Depositary Share in one share of Preferred Stock, and (y) the ratio of the redemption price per Depositary Share to the redemption price per share of Preferred Stock, in each case as may be necessary fully to reflect the effects of such changes in par or stated value, split-up, combination or other reclassification of the Preferred Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation, and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of deposited shares of Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such shares of Preferred Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the shares of Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Preferred Stock represented by such Receipts might have been converted or for which such Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

    SECTION 4.7 Inspection of Reports. The Depository shall make available for inspection by holders of Depositary Shares at the Depositary's Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Preferred Stock.

    SECTION 4.8 Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

    SECTION 4.9 Tax and Regulatory Compliance. The Depositary shall be responsible for (i) preparation and mailing of form 1099s (or successor forms) for all open and closed accounts, (ii) foreign tax withholding, (iii) withholding of tax on dividends payable to eligible holders of Receipts, (iv) mailing W-9 forms (or successor forms) to new holders of Receipts without a certified taxpayer identification number, (v) processing certified W-9 forms (or successor forms), (vi) preparation and filing of state information returns, and
(vii) escheatment services.

    SECTION 4.10 Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax that the Depositary is obligated to withhold, the Depositary may, after consultation with the Company, dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale at such place or places and upon such terms as it shall deem proper after consultation with the Company, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.

               ARTICLE V THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                          THE REGISTRAR AND THE COMPANY

    SECTION 5.1 Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. The Depositary shall have its principal office in the United States of America and shall have a combined capital and surplus of at least $50,000,000. Upon execution of this Agreement, the Depositary shall maintain at the Depositary's Office facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Depositary Shares and Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Depositary Shares and Receipts, all in accordance with the provisions of this Agreement.

        The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Depositary Shares, which books at all reasonable times shall be open for inspection by the record holders of Depositary Shares; provided, however, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interests as an owner of Depositary Shares.

        The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

        If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be quoted on Nasdaq, the Depositary may, with the approval of the Company, appoint a Registrar for registration of such Receipts or Depositary Shares in accordance with any requirements of Nasdaq. Such Registrar (which may be the Depositary if so permitted by the requirements of Nasdaq) may be removed and a substituted registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, the Depositary Shares or the Preferred Stock shall be quoted on one or more over-the-counter markets, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of the Receipts, the Depositary Shares or the Preferred Stock as may be required by law or applicable market regulation.

    SECTION 5.2 Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of a Depositary Share if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Amended and Restated Certificate of Incorporation (including the Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

    SECTION 5.3 Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Agreement to holders of Depositary Shares other than for its negligence or willful misconduct.

        Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation under this Agreement to appear in, prosecute or defend any action, suit or other proceeding in respect of deposited shares of Preferred Stock, the Depositary Shares or the Receipts that in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

        Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting shares of Preferred Stock for deposit, any holder of a Depositary Share or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        Notwithstanding the first paragraph of this Section, the Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited shares of Preferred Stock or for the manner or effect of any such vote made, as long as any such action or nonaction is in good faith or in accordance with this Agreement. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar. The Depositary will indemnify the Company against any liability that may arise out of acts performed or omitted by the Depositary or its agents due to its or their negligence or bad faith. The Depositary, the Depositary's Agents and any Registrar may own and deal in any class of securities of the Company and its affiliates and Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

    SECTION 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

        The Depository may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

        In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

        Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted or to which the Depositary may sell all or substantially all of its assets, shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

    SECTION 5.5 Corporate Notices and Reports. The Company agrees that it will transmit to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Depositary Shares, in each case at the addresses furnished to it pursuant to Section 4.8, all notices and reports (including without limitation financial statements) required by law, by the rules of Nasdaq or of any over-the-counter market upon which the Preferred Stock, the Depositary Shares or the Receipts are quoted or by the Company's Amended and Restated Certificate of Incorporation (including the Certificate) to be furnished by the Company to holders of shares of Preferred Stock. Such transmission will be at the Company's expense.

    SECTION 5.6 Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the reasonable costs and expenses of defending itself) that may arise out of (i) acts performed or omitted in connection with this Agreement and the Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence or bad faith on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts or the Preferred Stock pursuant to the provisions hereof. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary's Agent.

    SECTION 5.7 Charges and Expenses. The Company shall pay all transfer and other taxes and governmental charges in connection with the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares and redemption of the Preferred Stock at the option of the Company. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

                      ARTICLE VI AMENDMENT AND TERMINATION

    SECTION 6.1 Amendment. The form of the Receipts and any provisions of this Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment that shall materially and adversely alter the rights of the holders of Depositary Shares shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Depositary Share at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Shares, to consent and agree to such amendment and to be bound by this Agreement as amended thereby.

        In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 hereof, of any owner of any Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the holder of the Preferred Stock and all money and other property, if any represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, [the depositary for any DTC Receipts,] Nasdaq or any stock exchange or over-the-counter market upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or quoted.

    SECTION 6.2 Termination. This Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.3; (ii) all the shares of Preferred Stock have been withdrawn pursuant to Section 2.5; (iii) there shall have been made a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to
Section 4.1 or Section 4.2, as applicable; (iv) all outstanding Depositary Shares shall have been converted into or exchanged for other securities; or (v) upon determination by the Company to terminate this Agreement. In the case of a termination pursuant to (iii) above, the Depositary shall give notice of termination to the holders of Depositary Shares not less than 30 days before the termination date; and further, every holder shall upon surrender of its Receipts to the Depositary be entitled to receive from the Depositary the number of whole or fractional shares of the series of Preferred Stock that such Receipts relate to.

        Upon the termination of this Agreement, the Company shall be discharged from all obligations under this Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.6 and
5.7. The Depositary's indemnity under Section 5.3 shall survive the termination of this Agreement and the resignation or removal of such Depositary.

                            ARTICLE VII MISCELLANEOUS

    SECTION 7.1 Counterparts. This Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

    SECTION 7.2 Exclusive Benefit of Parties. This Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

    SECTION 7.3 Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

    SECTION 7.4 Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Company at 11111 Sunset Hills Drive, Reston, Virginia 20190 to the attention of the Corporate Secretary, or at any other address of which the Company shall have notified the Depositary in writing.

        Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary at the Depositary's Office, at [ADDRESS OF DEPOSITARY], or at any other address of which the Depositary shall have notified the Company in writing.

        Any and all notices to be given to any record holder of a Depositary Share hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

        Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Depositary Share, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

    SECTION 7.5 Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

    SECTION 7.6 Holders of Receipts Are Parties. The holders of Receipts from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

    SECTION 7.7 Governing Law. This Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

    SECTION 7.8 Inspection of Agreement. Copies of this Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

    SECTION 7.9 Headings. The headings of articles and sections in this Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Agreement or the Receipts or have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

        IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Depositary Shares shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                        XO COMMUNICATIONS, INC.

                                        By
                                             -----------------------------------




Attested by
              --------------------------------------------
              [SEAL]



                                        [NAME OF DEPOSITARY], as Depositary


                                        By:
                                             -----------------------------------



Attested by
              --------------------------------------------
              [SEAL]

                                    EXHIBIT A
                          [FORM OF DEPOSITARY RECEIPT]


        CERTIFICATE FOR NOT MORE THAN [______________] DEPOSITARY SHARES

                    DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
                  REPRESENTING PREFERRED STOCK, SERIES [___] OF
                             XO COMMUNICATIONS, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


Serial Number _______                     Number of Depositary Shares ______

        [____________________], as Depositary (the "Depositary"), hereby certifies that [____________________] is the registered owner of [_______________________________] DEPOSITARY SHARES ("Depositary Shares"), each
Depositary Share representing [____] of Preferred Stock, Series [___], $.01 par value of XO Communications, Inc., a Delaware corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of [_______,____] (the "Deposit Agreement") between the Corporation and the Depositary. By accepting this Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer and shall have been countersigned manually by a Registrar or by the Depositary as Registrar in respect of the Receipts by the manual signature of a duly authorized officer thereof.

Dated:
       -----------------------------------

                                             COUNTERSIGNED AND REGISTERED:


                                             By:
                                                  ------------------------------



                                             DEPOSITARY AND REGISTRAR


                                             By:
                                                  ------------------------------
                                                  Authorized Officer

                     [REVERSE OF FORM OF DEPOSITARY RECEIPT]
                             XO COMMUNICATIONS, INC.

        XO COMMUNICATIONS, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF CAPITAL STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

        The following abbreviations, when used in the inscription on the face of this receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM               as tenants in common
        TEN ENT               as tenants by the entireties
        JT TEN                as joint tenants with right of survivorship and not as
                              tenants in common

        Additional abbreviations may also be used though not in the above list.

        For value received, _____________________________________ hereby sell(s), assign(s), and transfer(s) unto


                                       ----------------------------------
                                       (Name)

                                       ----------------------------------
                                       (Address)

                                       ----------------------------------


                                       ----------------------------------
                                       (City, State, Zip Code)

        Depositary Shares represented by this Receipt, and do hereby irrevocably constitute and appoint _____________ to transfer the said Depositary Shares on the books of the above named Depositary with full power of substitution in the premises.

Dated :
        ----------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.